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February 11, 1997



Mr. John Hales, Chief Financial Officer
International Tourist Entertainment Corporation
7030 Park Centre Drive
Salt Lake City, UT  84121

Dear Mr. Hales:

This is to confirm that the client-auditor relationship between International Tourist Entertainment Corporation and
KPMG Peat Marwick LLP has ceased.

For your convenience in acknowledging these arrangements, we have enclosed a copy of this letter. Please sign and return it to us in the self-addressed envelope provided.

Very truly yours,

KPMG Peat Marwick LLP


/s/ S. Craig Omer
-----------------------------
S.  Craig Omer, Partner


Enclosure

cc:  Chief Accountant
     Securities and Exchange Commission


Acknowledged By:

INTERNATIONAL TOURIST ENTERTAINMENT CORPORATION

/s/ Bob Cardon
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Authorized Signature

Corporate Secretary
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Title


2/18/97
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Date

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February 18, 1997




Securities and Exchange Commission
Washington, DC  20549

Ladies and Gentlemen:

We were previously principal accountants for International Tourist Entertainment Corporation (the Company) and, under the date of August 11, 1995, we reported on the financial statements of International Tourist Entertainment Corporation as of and for the years ended June 30, 1995 and 1994. On February 11, 1997, our appointment as principal accountants was terminated. We have read the statements included under Item 4 of the Company's Form 8-K dated February 11, 1997, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statement that the change was approved by the board of directors, nor are we in a position to agree or disagree with the Company's statement that on February 12, 1997, Tanner & Company was engaged as the principal accountant to audit the Company's financial statements.

Very truly yours,

/s/ KPMG Peat Marwick LLP
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KPMG Peat Marwick LLP